UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2013

SAEXPLORATION HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35471	27-4867100
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3333 8th Street SE, 3rd Floor, Calgary Alberta, T2G 3A4

(Address of Principal Executive Offices) (Zip Code)

(403) 776-1950

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

EXPLANATORY NOTE

This Current Report on From 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by SAExploration Holdings, Inc., formerly known as Trio Merger Corp. (the “Registrant”), with the Securities and Exchange Commission on June 27, 2013 (the “Original Filing”). The Original Filing reported the final voting results of the Special Meeting in lieu of Annual Meeting of Stockholders of the Company held on June 21, 2013 (the “Special Meeting”). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company's named executive officers (“say on pay”). No other changes are being made to the Original Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Filing, in a non-binding advisory vote on the frequency of future say on pay votes held at the Special Meeting, 1,379,794 shares voted for one year, 5,100 shares voted for two years, 3,978,677 shares voted for three years, 993,333 shares abstained and there were no broker non-votes. At its meeting on August 13, 2013, the Company’s board of directors considered the outcome of the advisory vote and determined, as was recommended with respect to this proposal by the Company's board of directors in the proxy statement for the Special Meeting, that the Company will hold future say on pay votes every three years until the occurrence of the next advisory vote on the frequency of say on pay votes. The next advisory vote regarding the frequency of say on pay votes is required to occur no later than the Company's 2019 Annual Meeting of Stockholders.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2013

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Brent Whiteley
Brent Whiteley
Chief Financial Officer, General Counsel and Secretary

3